LEASE AGREEMENT

Between

LIGHTWAVE DRIVE, L.L.C.
as Landlord

and

THINK PARTNERSHIP INC.
as Tenant

Property:

Bayview Pavilion
15550 Lightwave Drive
Clearwater, Florida 33760

Dated as of August 10, 2007

TABLE OF CONTENTS

SECTION PAGE

LEASE AGREEMENT 1

Section 1. Premises, Term. 1

1.1 ***Project, Building, Common Areas.*** 1

1.2 ***Premises.*** 1

1.3 ***Term.*** 1

1.4 ***Use; Compliance; Operation.*** 2

Section 2. Rent. 3

2.1 ***Base Rent.*** 3

2.2 ***Additional Rent.*** 4

2.3 ***Refunds; Adjustments.*** 5

2.4 ***Sales and Use Tax.*** 6

Section 3. Condition of Premises; Alterations. 6

3.1 ***Construction of Tenant Finish Improvements and Possession.*** 6

3.2 ***Alterations or Improvements.*** 6

3.3 ***Removal by Tenant.*** 8

3.4 ***Liens.*** 8

3.5 ***Survival.*** 9

Section 4. Insurance. 9

4.1 ***Tenant's Insurance.*** 9

4.2 ***Form of Policy.*** 9

4.3 ***Failure to Carry.*** 10

4.4 ***Landlord's Insurance.*** 10

4.5 ***Priority of Insurance.*** 10

4.6 ***Waiver of Claims and Recovery Rights.*** 10

Section 5. Repairs and Maintenance; Compliance; Services. 11

5.1 ***Tenant's Maintenance Obligations.*** 11

5.2 ***Landlord's Maintenance Obligations.*** 11

5.3 ***Project Services.*** 12

5.4 ***Telephone Service.*** 13

5.5 ***Interruption of Services.*** 14

Section 6. Damage to Building and Premises. 14

6.1 ***Restoration.*** 14

6.2 *Termination.* *14*

Section 7. Eminent Domain. **15**

7.1 *Total Taking.* *15*

7.2 *Partial Taking.* *15*

7.3 *Award.* *15*

Section 8. Assignment and Subletting. **16**

8.1 *Assignment and Subletting.* *16*

8.2 *Tenant to Remain Obligated.* *17*

8.3 *Assignee to Assume Obligations.* *17*

8.4 *Change of Control.* *17*

8.5 *Event of Default.* *17*

8.6 *Transfers.* *17*

8.7 *Transfer Premium.* *18*

8.8 *Recapture Election.* *18*

Section 9. Signage. **18**

9.1 *Building Signage.* *18*

9.2 *Tenant Signage.* *19*

Section 10. Defaults and Remedies **19**

10.1 *Events of Default.* *19*

10.2 *Landlord's Remedies.* *20*

10.3 *Remedies Cumulative.* *21*

10.4 *Landlord's Defaults and Tenant's Remedies.* *21*

Section 11. Covenant of Title and Quiet Enjoyment. **22**

Section 12. Section 12. Subordination **22**

12.1 *Subordination.* *22*

12.2 *Non-Disturbance Agreement.* *22*

12.3 *Subordination of Mortgage Documents.* *22*

12.4 *Security Deposit.* *23*

12.5 *Notice and Right to Cure.* *23*

Section 13. Indemnification From Third Party Claims **23**

13.1 *Tenant's Indemnity.* *23*

13.2 *Landlord's Indemnity.* *24*

13.3 *Survival.* *24*

Section 14. Surrender. **24**

Section 15. Hazardous Materials **24**
15.1 *Tenant Covenants.* *24*
15.2 *Indemnity.* *25*
15.3 *Site Visits; Observation and Testing.* *25*
15.4 *Landlord Covenants.* *25*
15.5 *Landlord Indemnity.* *26*
Section 16. Holding Over. **26**
Section 17. Landlord's Right to Relocate Tenants **26**
Section 18. Notices **26**
Section 19. Broker's Representation **27**
Section 20. Estoppel Certificates. **27**
Section 21. Limitation of Liability. **28**
Section 22. Unrelated Business Income. **28**
Section 23. ERISA. **28**
Section 24. Rights Reserved to Landlord. **28**
Section 25. Security Deposit. **29**
Section 26. Other Matters. **29**
26.1 *Captions.* *29*
26.2 *Partial Invalidity.* *29*
26.3 *Entire Agreement.* *30*
26.4 *Governing Law.* *30*
26.5 *Successors and Assigns.* *30*
26.6 *Waiver.* *30*
26.7 *Litigation and Arbitration Costs.* *30*
26.8 *Counterparts.* *30*
26.9 *Modifications to Lease.* *30*
26.10 *Accord and Satisfaction.* *31*
26.11 *Time of the Essence.* *31*
26.12 *No Presumption Against Drafter.* *31*
26.13 *Access.* *31*
26.14 *WAIVER OF TRIAL BY JURY:* *31*
26.15 *Areas Excluded From Demise.* *31*
26.16 *Rubbish.* *32*

26.17 *Due Authorization.* *32*
26.18 *Tenant Financials.* *32*
26.19 *Force Majeure.* *32*
26.20 *Radon Gas.* *32*
26.21 *No Recording.* *33*
26.22 *Anti-Terrorism.* *33*

Section 27. Parking. **33**

Section 28. Option to Renew. **33**
28.1 *Grant of Option and General Terms.* *33*
28.2 *Renewal Rent.* *34*
28.3 *Determination of Market Rate.* *34*
28.4 *Baseball Arbitration.* *34*
28.5 *Personal Option.* *35*

Section 29. Option to Accelerate Expiration Date **35**

Section 30. Generator **36**

EXHIBITS

Exhibit A-1 Legal Description of Real Estate
Exhibit A-2 Floor Plans of Demised Premises
Exhibit B Rules and Regulations
Exhibit C Base Rent
Exhibit D Commencement Certificate
Exhibit E Agreement for Construction
Exhibit E-1 Space Plan
Exhibit F Letter of Credit Form

SCHEDULES

1.1 Definitions

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of this 10 day of August, 2007, by and between **LIGHTWAVE DRIVE, L.L.C.**, a Delaware limited liability company ("Landlord"), and **THINK PARTNERSHIP INC.**, a Nevada corporation ("Tenant").

WITNESSETH:

That in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant covenant, promise and agree as follows:

Section 1. Premises, Term.

1.1 Project, Building, Common Areas.

As used herein, the term "Project" collectively means the existing three (3) story office building known as Bayview Pavilion and located at 15550 Lightwave Drive, Clearwater, Florida, containing approximately 92,225 rentable square feet (collectively, the "Building"), and located on, and related to, certain land lying and being in the City of Clearwater, Pinellas County, Florida, as more particularly described on Exhibit A-1 attached hereto (the "Real Estate"), together with the Common Areas (as defined in Schedule 1.1 attached hereto) and other improvements which are now, or may hereafter be, located on the Real Estate. Tenant, its agents, employees and invitees, shall have a non-exclusive license and right to use the Common Areas in accordance with the terms of this Lease and the Rules and Regulations (defined in Section 1.5(D) below).

All terms capitalized but not otherwise defined herein shall have the respective meanings ascribed to them on Schedule 1.1 attached hereto and made a part hereof.

1.2 Premises.

Landlord hereby demises unto Tenant, and Tenant rents from Landlord, those certain premises consisting of all the rentable area of the third (3rd) floor of the Building as outlined on the floor plans attached hereto as Exhibit A-2 (collectively, the "Premises") and as commonly referred to as Suite 300 of the Building. Landlord and Tenant stipulate and agree for all purposes under this Lease that the Premises contains 31,603 rentable square feet ("Rentable Square Feet"), based upon the floor plans attached hereto as Exhibit A-2. The calculation of the Rentable Square Feet shall be binding on the parties, notwithstanding any different measure thereof that may be made thereafter by or on behalf of either party. Notwithstanding anything contained in this Lease to the contrary, the rentable area of the Premises and the Building have been determined in accordance with the standards set forth in ANSI Z65.1-1996 as promulgated by the Building Owners and Managers Association.

1.3 Term.

This Lease shall be effective from the date on which the last of Landlord and Tenant executes this Lease (the "Effective Date") and the term of this Lease (the "Lease Term") shall be approximately ninety-six (96) calendar months, commencing upon the Commencement Date (defined in Section 2.1(A) below) and expiring upon the last day of the ninety-sixth (96th) calendar month following the Commencement Date (the "Expiration Date"), unless sooner terminated as provided herein.

Subject to Tenant's early occupancy rights as expressly granted by Landlord in this Section 1.3, Tenant will not occupy the Premises before the Commencement Date without Landlord's

prior written consent, which consent Landlord may not unreasonably withhold, condition or delay. Notwithstanding the foregoing, upon Landlord's receipt of Tenant's insurance certificates, the Security Deposit, and the Base Rent required in the last sentence of Section 2.1(A), Landlord shall allow Tenant early occupancy by Tenant or its contractors, agents and employees, pursuant to this Section 1.3 for the sole purpose of installing Tenant's furniture, fixtures and equipment and cabling in the Premises, and such occupancy must comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Excess Expenses and Excess Taxes).

1.4 Use; Compliance; Operation.

(A) Permitted Use.

Tenant shall occupy and use the Premises only for use as executive offices, administrative offices, support offices and computer server hosting with related ancillary facilities such as a break or lunch room which may contain coffee machines, a refrigerator and microwave for use by Tenant's employees but no ranges, ovens or other kitchen facilities (the "Permitted Use"). Tenant will not conduct any other business on the Premises without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion.

(B) Prohibited Use.

Tenant shall not allow use of the Premises which will negatively affect the costs of coverage of Landlord's insurance on the Project. Tenant shall not allow any flammable or explosive liquids or materials to be kept in the Premises. Tenant shall not allow any use of the Premises which will cause the value or utility of any part of the Premises or the Project to diminish or which will interfere with any other tenant or use of the Common Areas in the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises or the Project, or allow any offensive noise, vibrations or odor to eminent from the Premises.

(C) Compliance.

During the Lease Term, Tenant shall observe and comply and cause the Premises to comply with all Governmental Regulations. However, in the event such Governmental Regulations shall either: (i) require the removal of Hazardous Materials (as defined in Schedule 1.1) from the Premises which Tenant is required to remove pursuant to Section 15 below; or (ii) require structural changes to the Premises that are not Landlord's obligation to make and pay for pursuant to Section 5.2; then the same may, at Landlord's option, be complied with by Landlord on behalf of Tenant. If such work by Landlord relates to the Premises or is required solely on account of Tenant's use or occupancy of the Premises, Tenant shall reimburse Landlord immediately upon written demand for the cost of such compliance. If such compliance relates to the Premises as well as other portions of the Project, Tenant shall pay Landlord on demand its proportionate share of the actual cost of such compliance as Additional Rent (defined in Section 2.2(A) below). To the current, actual knowledge of Landlord but without investigation, as of the date of this Lease, there are no current or pending changes in Governmental Regulations the costs of complying with which are anticipated to be included in Operating Expenses.

(D) Rules and Regulations.

Tenant shall observe and comply, and shall cause Tenant Parties to observe and comply, with the rules and regulations attached hereto as Exhibit B, together with any reasonable amendments, modifications or additions thereto (the "Rules and Regulations"). Landlord shall not be liable for failure of any person to obey such Rules and Regulations but shall apply all such rules in a uniform and non-discriminatory

manner. Landlord shall not be obligated to enforce such Rules and Regulations against any person, and the failure of Landlord to enforce any Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith. In the event of a conflict between the terms and provisions of this Lease and the Rules and Regulations, the terms and provisions of this Lease shall govern and prevail in each and every instance.

Section 2. Rent.

2.1 Base Rent.

(A) Amount.

Tenant shall pay to Landlord, without demand, in accordance with the terms hereof, the annual rentals set out on Exhibit C attached hereto (the "Base Rent"). Such Base Rent shall be paid in equal monthly installments on or before the first day of each month, in advance, commencing upon the Rent Commencement Date and continuing through the last calendar month which falls within the Lease Term. In the event the Rent Commencement Date is not the first day of a calendar month, then the Base Rent due for such first month of the Lease Term shall be prorated based upon the number of days in that month in which the Rent Commencement Date falls. "Commencement Date" shall mean the first to occur of the following dates: (1) the Completion Date (as defined on Exhibit D), (2) the date on which Tenant first conducts business from all or any portion of the Premises, and (3) the fifth (5th) day following the date on which Landlord completes the portions of the Work that can be performed without a building permit (e.g., cosmetic upgrades, minor partition work, installation of cabinetry, workstation hook-up) and tenders possession of the Premises to Tenant (notwithstanding that portions of the Work remain incomplete and that the Completion Date has not yet occurred), so long as Tenant is reasonably able to occupy all or a substantial portion of the Premises for purposes of conducting its business therein. "Rent Commencement Date" shall mean the sixtieth (60th) day after the Commencement Date. Landlord and Tenant shall execute and deliver a commencement certificate (the "Commencement Certificate") in the form of Exhibit D attached hereto confirming the Commencement Date, the Rent Commencement Date, and the Expiration Date. Concurrently with the mutual execution and delivery of this Lease, Tenant shall pay to Landlord an amount equal to one full month's Base Rent, plus applicable sales and use tax, which Landlord shall apply to Tenant's first due Base Rent obligations following the Rent Commencement Date.

(B) Manner of Payments.

The payment of Base Rent, Additional Rent and the payment of any other sums due from Tenant to Landlord under this Lease (herein, Base Rent, Additional Rent and all such other sums due from Tenant to Landlord under this Lease are collectively referred to as "Rent") shall be made in lawful money of the United States of America and made payable to Landlord or such other person and at such place as Landlord shall designate in writing from time to time. Tenant's obligation to pay Rent is independent of any obligation of Landlord hereunder and shall be paid without abatement, reduction, demand or set-off, except as otherwise specifically provided herein. Tenant's obligation to pay Rent (whenever arising or accruing) shall survive the expiration or termination of this Lease on account of a Tenant default, but if the termination is as a result of a termination right specifically granted to Tenant hereunder, the obligation to pay Rent shall survive such termination but only as to the Rent accruing prior to the effective date of such termination.

(C) Late Payments.

Any amount not paid by Tenant when due shall bear interest at the rate of ten percent (10%) per annum (the "Interest Rate") from the due date until paid in full. In addition, with respect to either (i) Tenant's

second and each subsequent delinquent payment in any twelve-month period or (ii) Tenant's second consecutive and each subsequent consecutive delinquent payments, Tenant shall pay to Landlord upon demand a late charge equal to ten percent (10%) of the delinquent sum. Such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law. With respect to the first two late payments during any 12-month period, no interest shall accrue and no late charge shall be payable unless and until Landlord has given Tenant ten (10) business days prior written notice that such amount is past due.

2.2 Additional Rent.

(A) Amount.

Commencing on the first day of the calendar year (the "Additional Rent Commencement Year") immediately following the Base Year (as defined in Schedule 1.1), Tenant shall pay to Landlord at the same time as it is required to make payment of Base Rent, an amount (together with all other amounts payable by Tenant under this Lease, the "Additional Rent") equal to Tenant's Pro Rata Share of each of Excess Taxes and Excess Expenses (each as defined in Schedule 1.1) attributable to the Project for the Additional Rent Commencement Year and each calendar year thereafter during the Lease Term. In all events, Tenant shall be responsible for and shall pay before delinquent all municipal, county, state and federal taxes assessed during the Lease Term against any leasehold interest of Tenant or any property owned by Tenant and located in the Premises.

(B) Payment.

The Additional Rent shall be paid as follows:

(1) For each calendar year commencing with the Additional Rent Commencement Year, Landlord shall notify Tenant as to monthly installments on account of Additional Rent payable by Tenant based on Landlord's reasonable estimate of each of Excess Taxes and Excess Expenses for such calendar year. If Landlord fails to notify Tenant of the amount of any monthly installments for a calendar year, Tenant shall pay monthly installments on account of Additional Rent at the rate last paid by Tenant until service of Landlord's notice. The amount of such installments may be adjusted by Landlord during any calendar year upon notice to Tenant. On the first day of the calendar month after Landlord's notice of any such adjustment, Tenant shall, if such adjustment increases the amount of Additional Rent owed to Landlord (in addition to the revised monthly estimate) a lump sum payment in an amount sufficient to bring total payments to date on account of Additional Rent current, so that such total payments for the then current calendar year will equal Landlord's revised estimate of Tenant's Additional Rent. If Landlord's notice of adjustment decreases the amount of Additional Rent owed to Landlord, Landlord shall pay to Tenant within thirty (30) days of such notice an amount sufficient to reimburse Tenant for any Additional Rent paid by Tenant in excess of Landlord's revised estimate of Tenant's Additional Rent.

SHOULD BE PROSPECTIVE

(2) If the last Lease Year is not a full twelve-month period, Additional Rent for such Lease Year shall be prorated based upon the number of days falling in the Lease Term.

(3) Within five (5) months after the end of the Base Year, Landlord shall determine the actual Taxes and Expenses for the Base Year and shall promptly notify Tenant of the Tax Base and the Expense Base (as defined in Schedule 1.1). Within five (5) months after the expiration of each calendar year commencing with the Additional Rent Commencement Year, Landlord shall determine the actual Taxes and Expenses for the prior Lease Year, and shall notify Tenant as to the amount thereof and the Additional Rent resulting therefrom (an "Annual Additional Rent Notice") and an

itemized breakdown of each of Taxes and Expenses and Tax Base and Expense Base. If the Additional Rent actually due exceeds total estimated payments made by Tenant on account of Additional Rent for such calendar year, then Tenant shall pay Landlord the full amount of any such deficiency within thirty (30) days after receiving the Annual Additional Rent Notice. If the Additional Rent actually due is less than the total estimated payments made by Tenant on account of Additional Rent for such calendar year, then Landlord shall, within thirty (30) days of delivery of the Annual Additional Rent Notice, reimburse to Tenant an amount equal to the amount of any excess.

(C) Right to Audit.

So long as Tenant has paid in full any amount owing under an Annual Additional Rent Notice, Tenant may, at any time after at least three (3) days notice to Landlord given within thirty (30) days after Tenant receives such Annual Additional Rent Notice from Landlord, review Landlord's records of each of Excess Taxes and Excess Expenses for the time period covered by such Annual Additional Rent Notice. Any such review and correction requested by Tenant must be completed and requested within ninety (90) days (the "Review Period") of Tenant's receipt of the Annual Additional Rent Notice in question or Tenant's right to object shall be deemed waived. If Tenant's review of Landlord's books and records discloses that Tenant's Pro Rata Share of Excess Taxes and/or Excess Expenses paid by Tenant for the period under review exceeded the actual amount properly allocable to Tenant (an "Overpayment"), then, so long as Landlord agrees with such determination by Tenant, Landlord shall (i) promptly pay to Tenant an amount equal to the Overpayment, together with interest thereon at the Interest Rate from the date of determination until the date actually paid. Tenant may engage a Florida licensed certified public accountant that is reasonably acceptable to Landlord to assist with any such review on either a fixed price or hourly fee basis, but in no event may Tenant engage any firm or entity that is compensated on a contingency or bonus basis.

If Landlord and Tenant are unable to agree on the amount of the excess paid by Tenant within thirty (30) days after the ninety (90) day Review Period referred to above, then Tenant shall have the right, within five (5) days after the expiration of such extended period to submit such dispute for resolution by binding arbitration with a mutually acceptable certified public accountant (a "CPA") having not less than five (5) years experience with respect to the auditing and review of operating expense statements for Class "A" office buildings in the Tampa Bay Metropolitan Area. If Landlord and Tenant cannot agree on a CPA within fifteen (15) days of Landlord's receipt of Tenant's election to submit such dispute to arbitration, then within five (5) days thereafter, each shall select a CPA and within ten (10) days thereafter, the two appointed CPAs shall select a third CPA and the third CPA shall be the arbitrator to resolve such dispute.

2.3 Refunds; Adjustments.

(A) Refunds.

If Landlord secures a refund of any Excess Taxes for which Tenant has paid Tenant's Pro Rata Share, then Landlord shall pay to Tenant, Tenant's Pro Rata Share of the amount of refund less all reasonable costs and expenses of securing the refund (including reasonable attorneys' fees).

(B) Adjustments.

If the average occupancy level was less than ninety-five percent (95%) of the total Rentable Square Feet of the Building during a calendar year, the actual Expenses for that calendar year shall be adjusted to equal Landlord's reasonable estimate of Expenses had ninety-five percent (95%) of the total Rentable Square Feet of the Building been occupied.

2.4 Sales and Use Tax.

Tenant shall pay to Landlord, for remittance by Landlord to the appropriate taxing authority, any sales, use or other similar tax on the rent or other sums or charges payable to Landlord by Tenant under this Lease (including, without limitation, the so-called Florida Sales and Use Tax).

Section 3. Condition of Premises; Alterations.

3.1 Construction of Tenant Finish Improvements and Possession.

Attached hereto as Exhibit E is an Agreement for Construction which is hereby incorporated into this Lease and shall be binding on the parties. Landlord will perform or cause to be performed the Work (as such term is defined in Exhibit E), subject to Tenant Delays (as such term is defined in Exhibit E) and events and delays caused by Force Majeure, for which delays Landlord will not be liable to Tenant in any way. In the event Landlord's performance of the Work or tendering of possession is delayed by any Tenant Delay, the Completion Date shall be deemed to be the date Landlord would have tendered possession but for the Tenant Delay. Except as specifically set forth in the Agreement for Construction, Landlord is leasing the Premises to Tenant, and Tenant accepts the Premises, in their "AS IS, WHERE IS, WITH ALL FAULTS" condition, without any representation or warranty, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building, or Project for any particular purpose. Landlord will tender the Premises to Tenant by providing not less than three (3) days' written notice of the day on which the Work will be completed, subject to minor "punch list" items. Upon delivery of possession of the Premises to Tenant, Landlord and Tenant shall execute the Commencement Certificate which, besides confirming the Commencement Date, the Rent Commencement Date, and Expiration Date, will contain acknowledgments that Tenant has accepted the Premises and its condition, and that the Premises and the Building are satisfactory in all respects except for minor "punch list" items agreed to in writing by Landlord and Tenant, which Landlord will promptly remedy. Tenant shall be deemed to have accepted the Premises and its condition if Tenant takes possession of the Premises, even though the Commencement Certificate may not have been executed.

3.2 Alterations or Improvements.

(A) Permitted Alterations.

Any and all improvements or alterations in, or additions, changes or installations to the Premises subsequent to the completion of the Work (an "Alteration") performed by or on behalf of Tenant shall be governed by the terms of Section 3.2(A), (B) and (C). Tenant shall not permit any Alteration to be performed within or to the Premises without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as: (1) no Event of Default exists hereunder, (2) the Alteration (i) does not impact the structural components of the Premises or any improvements located at the Project, including but not limited to the foundation, bearing walls, structural steel, footings, roofs or any other exterior component or portion of the Project or (ii) does not impact the air conditioning, ventilation, electrical, plumbing, utility, life safety, or mechanical systems of any improvements located at the Project, or (iii) does not impact any other tenant's premises and are not visible from the outside of the Premises, (3) such Alterations are consistent with the quality and materials utilize the initial build out of the Tenant space; and (4) the cost of any such Alterations does not exceed $10,000 in any one instance or more than $30,000 in the aggregate in any consecutive twelve (12) month period. Any Alteration not complying with the foregoing sentence shall not be performed without Landlord's consent, which may be withheld in Landlord's sole and absolute discretion unless such Alteration is required by Section 1.5(C) of this Lease. Tenant agrees to pay Landlord's reasonable

charges for review of the plans and specifications for any Alteration and Landlord's reasonable charge for supervision of any approved Alteration; provided, at Tenant's request, Landlord shall provide an advance estimate of any such Landlord charges. Tenant shall pay the entire cost of any Alteration permitted hereunder and, if requested by Landlord, shall provide Landlord with evidence reasonably satisfactory to it of Tenant's financial ability to pay the cost of such Alteration. Upon completion of any Alteration, Tenant shall promptly furnish Landlord with final sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such Alteration.

(B) Procedures.

Prior to commencing any Alteration other than minor cosmetic changes the nature of which would not typically require plans and specifications, Tenant shall submit to Landlord detailed plans and specifications for Landlord's review and approval. Landlord shall notify Tenant of its approval or disapproval of such plans and specifications and the work described therein within ten (10) business days of receipt thereof. If Landlord shall object, Landlord shall state in writing and in reasonable detail the basis for its objection. Tenant may revise its plans and specifications to incorporate such comments and, if Tenant does so, it may again request Landlord's consent pursuant to the process described above. Neither approval of the plans and specifications nor supervision of any Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of any Alteration with Governmental Regulations. Tenant shall indemnify, defend and hold Landlord harmless from any claims arising out of Landlord's approval of Tenant's plans and specifications for any Alteration. The foregoing indemnity shall survive the expiration or termination of this Lease with respect to any claims or liabilities asserted against Landlord within any applicable statute of limitations. To the extent Tenant revises any plans and specifications after obtaining Landlord's approval thereof, Tenant shall re-submit such plans and specifications to Landlord contemporaneously with such changes and Tenant shall obtain Landlord's approval to such revision prior to commencing any work with respect to such revision.

(C) Performance.

All Alterations shall be performed in a good and workmanlike and first-class lien free manner, using new materials and in accordance with the plans and specifications submitted to and approved by Landlord as well as in accordance with all applicable Governmental Regulations. In addition, all Alterations shall be performed by contractors and subcontractors who possess the requisite experiences, personnel, financial strength and other resources necessary to perform and complete the proposed Alterations in a good and workmanlike lien free manner. Tenant shall provide to Landlord evidence reasonably satisfactory to Landlord that such contractors or subcontractors satisfy such requirements and possess the insurance required pursuant to Section 4. All contractors and subcontractors performing an Alteration shall work in harmony with Landlord's and other tenant's contractors and subcontractors. Tenant shall cause all Alterations to be performed in such manner so as not to (i) obstruct access to the premises of any other tenant in the Project or any part of the Common Areas or disrupt any building service or equipment or any other tenants' equipment; or (ii) interfere with any work being performed by Landlord, other tenants, or their respective contractors and subcontractors, or (iii) permit or allow any labor dispute or disruption, work stoppage, or picketing anywhere within or outside of the Project arising out of Tenant's failure to utilize union labor. Tenant shall, at its sole cost and expense, file all plans and specifications for all Alterations, as required by all Governmental Regulations. Prior to commencing any Alteration, Tenant shall have obtained and delivered to Landlord true and complete copies of all permits and other licenses and approvals required by applicable Governmental Regulations to commence and complete any Alteration. If either Landlord, in its sole and absolute discretion, consents to an Alteration which may impact a building system or may impact the Project's structure or roof, Tenant shall only perform such

work by using those contractors and subcontractors satisfactory to Landlord. All Alterations shall be staged in areas reasonably acceptable to Landlord.

3.3 Removal by Tenant.

Any Alteration or other improvement made by Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures), whether temporary or permanent in character, shall become Landlord's property upon its attachment to the Premises and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant unless otherwise agreed to by the parties; provided, however, that Landlord shall have the right, subject to the limitation set forth in the next grammatical sentence, to require Tenant to remove any Alteration and restore the Premises to the condition existing immediately prior to the Alteration, all at Tenant's sole cost and expense. To the extent specifically requested in writing by Tenant, Landlord shall inform Tenant at the time Landlord consents to any Alteration, Landlord's determination as to whether Tenant shall be required to remove such Alteration at the expiration or termination of this Lease.

3.4 Liens.

Tenant agrees to keep all of the portions of the Project free and clear of all liens arising out of, or claimed by reason of, any work performed, material furnished or obligations incurred by or at the insistence of Tenant, and to indemnify and save Landlord and its agents and employees harmless from all such liens or claims of lien and all attorneys' fees or other costs and expenses incurred by reason thereof. Should Tenant within thirty (30) days after written notice from Landlord fail to: (i) fully discharge any lien or claim of lien, or (ii) insure or bond over such lien by title endorsement or bond satisfactory to Landlord and Landlord's lender, if any (which endorsement or bond shall also cover costs of defense), Landlord may, at its option and without limitation of any of its other rights and remedies, pay the same or any part thereof, and the amount of such payment shall be due and owing to Landlord from Tenant with interest thereon at the Interest Rate from the date incurred until the date paid in full. Such amount shall be deemed to be Rent under this Lease as of the date of such payment by Landlord. No liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, attach to or effect the rights of Landlord in the Premises, the Real Estate or the Project.

NOTHING IN THIS LEASE SHALL BE DEEMED TO BE, OR CONSTRUED IN ANY WAY AS CONSTITUTING, THE CONSENT OR REQUEST OF LANDLORD, EXPRESSED OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY PERSON, FIRM OR CORPORATION FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, REBUILDING, ALTERATION OR REPAIR OF OR TO THE PREMISES, BUILDING, PROJECT, OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS WHICH MIGHT IN ANY WAY GIVE RISE TO THE RIGHT TO FILE ANY LIEN AGAINST THE PREMISES, BUILDING, OR PROJECT OR LANDLORD'S INTEREST IN THE PREMISES, BUILDING, OR PROJECT. TENANT SHALL NOTIFY ANY CONTRACTOR PERFORMING ANY CONSTRUCTION WORK IN THE PREMISES OR BUILDING ON BEHALF OF TENANT THAT THIS LEASE SPECIFICALLY PROVIDES THAT THE INTEREST OF LANDLORD IN THE PREMISES, BUILDING, AND PROJECT SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT, AND NO MECHANIC'S LIEN OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES, MATERIALS, SUPPLIES, MACHINERY, FIXTURES OR EQUIPMENT SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES, BUILDING, PROJECT, OR ANY PORTION THEREOF. IN ADDITION, LANDLORD SHALL HAVE THE RIGHT TO POST AND KEEP POSTED AT ALL REASONABLE TIMES ON THE PREMISES ANY NOTICES WHICH LANDLORD SHALL BE

REQUIRED SO TO POST FOR THE PROTECTION OF LANDLORD AND THE PREMISES FROM ANY SUCH LIEN. TENANT AGREES TO PROMPTLY EXECUTE SUCH INSTRUMENTS IN RECORDABLE FORM IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF FLORIDA STATUTE 713.10.

3.5 Survival.

Tenant's obligations in this Section 3 shall survive the expiration or termination of this Lease with respect to any claims brought by Landlord within five (5) years of such expiration or termination.

Section 4. Insurance.

4.1 Tenant's Insurance.

Tenant shall, at its expense, keep in full force and effect the following insurance policies during the Lease Term and any extension thereof:

(1) "All risk" insurance, including fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and water damage coverage and demolition and debris removal, insuring the full replacement cost of all Alterations or other improvements or additions to the Premises made at Tenant's expense or direction, other than the Work, and all other property owned or used by Tenant and located in the Premises; and

(2) Broad form commercial general liability insurance, contractual liability insurance with respect to obligations under this Lease and property damage insurance with respect to the Building, the Premises and surrounding areas, with limits to be set by Landlord from time to time in accordance with limits customarily required by prudent owners of Class "A" office buildings in the Tampa Bay Metropolitan Area comparable to the Project for tenants similar to Tenant but in any event not less than $3,000,000.00 combined single limit for personal injury, sickness or death or for damage to or destruction of property per occurrence/aggregate, which can be through umbrella or excess coverage; and

(3) Such other insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require in accordance with limits customarily required by prudent owners of Class "A" office buildings in the Tampa Bay Metropolitan Area comparable to the Project for tenants similar to Tenant; and

(4) During the performance of all Alterations, Tenant shall cause Tenant's contractor performing such Alteration and any subcontractors to maintain comprehensive automobile insurance for all owned, hired, rented and non-owned vehicles; broad form general liability insurance, including contractual liability coverage, with the following endorsements, explosion, collapse and underground damage liability; completed operations and products liability and independent contractors protective liability; as well as workmen's compensation insurance and employer's liability insurance.

4.2 Form of Policy.

The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, delayed or conditioned. All such policies shall be issued by insurers rated at least "Best A-VIII" and otherwise reasonably acceptable to Landlord and

licensed to do business in the State of Florida and shall contain a waiver of any rights of subrogation thereunder. In addition, except for worker's compensation insurance, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, shall require at least thirty (30) days' prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant shall, at least ten (10) days prior to the Commencement Date, and within thirty (30) days prior to the expiration of each such policy, deliver to Landlord certified copies of the policies or certificates (in form and substance reasonably acceptable to Landlord), or other equivalent documentation for review by Landlord evidencing the foregoing insurance or renewal thereof, as the case may be. Within a reasonable time after Landlord's request, Tenant shall provide Landlord with a photocopy of the policies providing such coverage.

4.3 Failure to Carry.

Without limiting Landlord's remedies set forth in Section 10 hereof, in the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 4, Landlord may, upon ten (10) days prior written notice to Tenant (unless such coverages will lapse within such time period and in which event no such notice shall be necessary) and Tenant's failure to procure the same and deliver reasonably satisfactory evidence thereof to Landlord within said period, procure such policies of insurance and Tenant shall promptly reimburse Landlord the cost thereof with interest thereon at the Interest Rate from the date incurred until the date paid.

4.4 Landlord's Insurance.

Landlord shall, during the Lease Term and any extension thereof, maintain an "all risk" hazard insurance policy for the Building (exclusive of foundations and footings and exclusive of any portion of the Project leased to a party that is obligated, pursuant to its lease, to insure the full replacement cost of such portion of the Project), with replacement cost coverage, as well as broad form commercial general liability insurance, contractual liability insurance, property damage insurance with respect to the Project in such amounts as Landlord deems necessary or appropriate. Landlord may also, in its sole discretion, carry rent insurance in an amount equal to one (1) year's rent from all tenants of the Project. The cost of all such insurance and such other insurance carried by Landlord with respect to the Project shall be deemed to be an Expense hereunder. Tenant shall reimburse Landlord an amount equal to any increase in Landlord's insurance premiums resulting from Tenant's specific use of the Premises or any act or omission of Tenant or the Tenant Parties (defined in Section 13.1 below).

4.5 Priority of Insurance.

Landlord and Tenant, in the exercise of their commercial business judgment, acknowledge that the use of insurance is the best way to protect against the risk of loss to their respective properties and economic interests in the Project and the Premises. Accordingly, Landlord and Tenant agree that in the event of loss or damage to their respective properties or interests, such loss will be satisfied first by the insurance proceeds paid to the party suffering the loss, next by the additional insurance proceeds that would have been paid to the party suffering the loss had the insurance required hereunder been carried by such party, and finally, by the party causing the loss or damage.

4.6 Waiver of Claims and Recovery Rights.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representatives, assigns and insurers, hereby (i) waives any and all rights of recovery, claims, actions or causes of action against the other and their respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or

invitees for any property loss or damage that may occur to the Premises or other portion of the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is required to be insured against under the terms of the insurance policies referred to in this Section 4, regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees, and (ii) covenants that no insurer under any property insurance maintained by Landlord or Tenant shall hold any right of subrogation against such other party. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

Section 5. Repairs and Maintenance; Compliance; Services.

5.1 Tenant's Maintenance Obligations.

Tenant shall maintain the interior of the Premises in a clean, sanitary and safe condition and, except as specifically provided in Section 5.2 below, Tenant shall make and pay for all maintenance, replacement and repair necessary to keep the interior of the Premises in a good state of repair consistent with a first-class office suite in the Tampa Bay Metropolitan Area, in compliance with all Governmental Regulations and in tenantable, safe condition. Such maintenance shall include the obligation to maintain, replace or repair, in the manner required herein, all interior doors, door frames, interior door checks and windows therein, and all equipment, facilities and fixtures exclusively serving the Premises (including any Additional Service Unites and other hardware, electrical, plumbing and supplemental ventilating and air conditioning facilities installed by Tenant or supplied by Landlord for Tenant's sole use). Tenant shall, at its own expense, install and maintain fire extinguishers and other fire protection devices in the Premises as may be required from time to time by any agency having jurisdiction or the insurance underwriters insuring the Project in which the Premises are located. Tenant shall, at its own cost and expense, ensure that the Premises are maintained in compliance with Title III of the Americans with Disabilities Act of 1990 ("ADA") and any similar state or local laws, rules or ordinances throughout the Lease Term and any renewals. Required Tenant repairs and maintenance not made within thirty (30) days after demand by Landlord may be made by Landlord, at its option, and Tenant shall reimburse Landlord for the cost of the repairs within thirty (30) days from receipt of invoice, as Additional Rent.

5.2 Landlord's Maintenance Obligations.

Landlord shall maintain the Project in a manner consistent with comparable office buildings in the Tampa Bay Metropolitan Area. Such maintenance shall include (i) all maintenance, replacement and repair to the roof, floor, slab, outer walls, foundations and structural portion of the Project in which the Premises are located (other than interior doors, door frames, door checks and windows in the Premises) which shall be necessary to maintain the Project and the Premises in a safe, dry and tenantable condition and in good order and repair in a manner consistent with a comparable office building in the Tampa Bay Metropolitan Area, and (ii) all maintenance, replacement and repair (including sweeping and striping of parking areas) necessary to maintain all driveways, sidewalks, street loading and parking areas serving the Project and all Common Areas free of all settling, clear of standing water and in a sightly and serviceable condition. Landlord shall use commercially reasonable efforts consistent with those of an experienced building operator to ensure that the Common Areas are in compliance with ADA and any similar state or local laws, rules or ordinances and also ensure that the Common Areas remain in compliance during the Lease Term. The costs of Landlord's maintenance, replacement and repair obligations contained in this Section 5.2 shall be deemed Expenses, all in accordance with and as limited by the provisions of Section 2.2 hereof.

5.3 **Project Services.**

Landlord shall furnish the following services, the Costs of which are Expenses, except as noted otherwise:

(A) **Cooling.** During normal business hours, 7:00 a.m. - 7:00 p.m. Monday through Friday and 8:00 a.m. - Noon Saturday, holidays excluded ("Business Hours"), Landlord shall furnish air conditioning to provide a comfortable temperature in Landlord's reasonable judgment, for office business operations, assuming customary office density with respect to the number of people per Rentable Square Foot. If Tenant installs equipment, makes Alterations or otherwise utilizes the Premises in a manner which adversely affects the temperature maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises and Tenant shall pay to Landlord upon demand, as Additional Rent, the cost of such installation, operation and maintenance of such supplementary units.

To the extent Tenant conducts business at the Premises outside Business Hours, Tenant shall pay, as Additional Rent but outside of Expenses, for heating and air conditioning outside of Business Hours based on the following formula:

Tenant's Cost = [(Total HVAC hours outside of Business Hours) x (47KW usage per hour rating of the HVAC unit) = Kilowatt usage per hour x (Hourly HVAC power rate from applicable utility provider + 5%)], plus any applicable sales, use or other taxes.

Tenant shall pay Landlord for after hours HVAC charges within thirty (30) days after invoice, which will be generated no more frequently than monthly. Landlord's invoice will contain a reasonably detailed calculation of Tenant's after hours HVAC charges. Tenant will control its own after-Business Hour HVAC through an automated system involving a telephone number and access code to dial in to the Building Management System. The automated system will prompt the user to enter an access code and then enter the time range of requested HVAC usage, with Tenant being solely responsible for activating, changing or modifying any after hours HVAC usage through the automated system.

(B) **Elevators.** Landlord shall provide passenger elevator service to Tenant in common with Landlord and other tenants of the Project. After Business Hours Landlord may reduce the number of passenger elevators servicing the Building, but in no event shall Tenant be denied elevator access to the Premises. Tenant shall cause deliveries of furniture, equipment or other heavy or bulky items to be made only at such reasonable time that has been previously scheduled with, and only in the manner previously approved by Landlord. Tenant may request additional elevator service provided such service shall be at Tenant's sole cost and expense, which shall not be unreasonable.

(C) **Janitorial Service.** Landlord shall furnish janitorial services on week days other than holidays in a manner that such services are customarily furnished to comparable office buildings in the Tampa Bay Metropolitan Area. If Tenant desires supplementary janitorial service, it shall not hire any contractors without Landlord's consent. Landlord shall, however, request the contractor providing janitorial services to the Building to provide additional services to Tenant and if the contractor so consents, such additional services shall be at Tenant's cost and expense and responsibility.

(D) **Water.** Landlord shall furnish cold water for drinking and toilet purposes and cold water for lavatory purposes. To the extent Tenant needs water for any other purposes and such purpose is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall pay, as Additional Rent but outside of Expenses, the cost for such water at rates fixed by Landlord. Tenant shall not permit water to be wasted.

(E) **Electricity.** Tenant's usage will include a datacenter composed of numerous computer servers for the hosting of proprietary and client Internet-related services (the "Datacenter"). Electric power, including for HVAC, to the Datacenter shall be supplied on a separate meter or submeter and either billed by Landlord to Tenant as Additional Rent or billed directly to Tenant by the electric company. Electricity for outlets and overhead lights used in the Premises shall be supplied for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities, not to exceed five (5) watts per Rentable Square Foot of the Premises, and the cost thereof shall be included in Expenses. Tenant acknowledges that Tenant's intended use of the Premises excludes the operation of an additional "shift", either full or part time, or scheduled use of the Premises after Business Hours by more than five (5) employees. In the event Tenant's use of the Premises requires more electrical power than set forth above, whether by intensity of use, load or type of equipment, Tenant may then be billed for such additional use and such billings will be billed to Tenant as Additional Rent but outside of Expenses. Landlord will utilize Landlord's customary method of billing Tenant for excess electrical power consumption; provided, Tenant's obligation to pay for HVAC service outside of Business Hours is specifically addressed in subsection (A) above. At Landlord's option, Landlord, at Tenant's expense, may have Premises, including the base building HVAC equipment servicing the Premises, separately metered either directly by the utility company or through a submeter monitored by Landlord. In that event, Tenant will pay for its electrical usage to the utility company or Landlord, and Landlord will provide a credit to the Base Rental rate to compensate for the tenant direct payment of electrical usage. The credit will be established by Landlord, at Tenant's expense, obtaining a qualified engineer estimate of Tenant's usage under normal Business Hours. Landlord and Tenant agree that Landlord's implementation of the electrical monitoring and billing procedures set forth herein shall in no way be construed so as to deem Landlord a private or public utility company. The electricity required for the operation of the Common Areas, elevators, ventilating and air conditioning systems and any other building systems shall be deemed an Expense. Landlord shall maintain the light fixtures and install lamps, bulbs, ballasts and starters in the Premises (the costs of which shall be Expenses). If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and the Tenant shall ascertain from the Landlord the maximum amount of load or demand for use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the needs of other tenants of the Building, and shall not in any event connect a greater load then such safe capacity. Tenant shall not tamper with any other Building utility systems without authorization from the Landlord. The running of cable or pipe between suites also requires Landlord authorization and will occur at the Tenant's expense if approved.

(F) **Separate Services.** If Landlord is not required to provide certain services to all tenants of the Project, but provide such services to Tenant, or to Tenant and some, but not all, tenants of the Project, then the cost of such services shall be apportioned among the tenants provided with services and Tenant's Pro Rata Share for such services shall be recomputed by the ratio that the Rentable Square Feet of the Premises bears to the Rentable Square Feet of the total premises of tenants provided with such services. If Tenant is the sole party to whom Landlord provides the service, Tenant shall pay to Landlord the entire cost of such service.

5.4 Telephone Service.

Tenant shall arrange for telephone service in the Premises directly with the telephone service provider it selects, subject to Landlord's approval which shall not be unreasonably withheld.

Tenant shall pay directly to such provider, as and when due, the costs related to such installation and service.

5.5 **Interruption of Services.**

Except as provided in the immediately succeeding sentence, no interruption of services caused by repairs, replacements or alterations to the service system, or by any other cause, shall be deemed an eviction or disturbance of Tenant's possession of any part of the Premises or render Landlord liable to Tenant for damages, or otherwise affect the rights and obligations of Landlord or Tenant under this Lease. However, if (i) Landlord ceases to furnish any service in the Building as a result of a condition which affects only the Building (that is, which does not affect office buildings in general in the vicinity of the Building) and (ii) Tenant notifies Landlord of such cessation in writing within five (5) business day after such cessation begins and (iii) such cessation is not caused by Force Majeure (as defined in Schedule 1.1) and (iv) such cessation has not arisen as a result of an act or omission of Tenant or the Tenant Parties and (v) as a result of such cessation, the Premises (or a material portion thereof) is rendered untenantable and Tenant in fact ceases to use such space in the manner used prior to such cessation, then, as Tenant's exclusive remedy for such cessation, on the sixth (6th) consecutive day after all of the foregoing conditions have been met, the Base Rent payable hereunder shall be equitably abated based on the percentage of the Premises so rendered untenantable and in fact not used by Tenant. Said Base Rent abatement shall continue until the date the Premises become tenantable again by the removal of such cessation of services.

Section 6. Damage to Building and Premises.

6.1 **Restoration.**

If at any time during the term of this Lease, including any extension or renewal thereof, the Building is damaged by fire or other casualty, then, unless this Lease is terminated by Landlord as hereinafter provided, Landlord shall be obligated to promptly commence, and thereafter prosecute with due diligence, the reconstruction, restoration and repair of the Building and the Premises to a condition substantially equivalent to that existing immediately prior to the casualty (provided, Landlord shall not be obligated to restore any Alterations or other improvements performed by or on behalf of Tenant, other than the Work). If the damage renders the Premises untenantable or wholly inaccessible in whole or in part, the Rent provided for herein shall abate thereafter as to the portion of the Premises rendered untenantable or inaccessible until such time as same is restored to a tenantable condition, as reasonably determined by Landlord.

6.2 **Termination.**

If (i) the Building is damaged to an extent that Landlord's good faith estimate of the cost of reconstruction, restoration and repair thereof exceeds fifty percent (50%) of the replacement cost of the Building, (ii) the reconstruction, restoration and repair of the Premises or the Building cannot with reasonable diligence be completed within one hundred eighty (180) days after the casualty, (iii) the casualty occurs during the last twelve (12) calendar months of the term of this Lease, (iv) Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage caused by a fire or other casualty, or (v) Landlord's lender does not allow Landlord to use sufficient proceeds to repair all of the damage caused by a fire or other casualty, then in any such event Landlord shall have the right, exercisable by written notice given to Tenant at any time within sixty (60) days after the occurrence of the casualty, to elect not to reconstruct, restore or repair the Premises, and in such event this Lease shall be terminated in all respects effective as of the date

of the casualty, all Rent shall be prorated to the date of the casualty, and the parties hereto shall be released from any obligations thereafter accruing under this Lease (except as otherwise provided herein).

Section 7. Eminent Domain.

7.1 Total Taking.

In the event of a taking or damage related to the exercise of the power of eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (a "Taking") of (i) the entire Premises, (ii) so much of the Premises as to prevent or substantially impair its use by Tenant during the term of this Lease, or (iii) portions of the Building or Project required for reasonable access to, or reasonable use of, the Premises (a "Total Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in he condemnor ("Date of Taking").

7.2 Partial Taking.

In the event of a Taking of only a part of the Premises or of a part of the Project which does not constitute a Total Taking during the term of this Lease (a "Partial Taking"), the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced area of the Premises.

In the event of a Taking of a material portion of the Building (other than the Premises) such that, in Landlord's reasonable opinion, the Building's continued operation is not practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord. If the Partial Taking denies Tenant use and occupancy of 30% of the rentable area of the Premises, Tenant may terminate this Lease by giving notice to Landlord within ninety (90) days after the date notice of such Taking is received by Landlord.

If this Lease is terminated pursuant to this Section 7.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

If this Lease is not terminated as provided for in this Section 7.1, Landlord at its expense shall promptly repair and restore the Building, Project and/or the Premises to substantially the same condition that existed immediately prior to the Date of Taking, wear and tear only excepted (and Landlord shall have no obligation to repair or restore Tenant's Alterations or improvements to the Premises or Tenant's property), except for the part taken, so as to render the Building or Project as complete an architectural unit as practical, but only to the extent of the condemnation award received by Landlord for the damage.

7.3 Award.

Landlord reserves all rights to damages and awards paid because of any Partial or Total Taking of the Premises or the Project. Tenant assigns to Landlord any right Tenant may have to the damages or award. Specifically, without limiting the foregoing, Tenant has no right to receive, and

expressly waives and disclaims, any award for its interest in this Lease or for loss of its leasehold interest. Notwithstanding the above, Tenant may pursue a separate claim against the condemning authority for the value of Tenant's moving expenses, business dislocation damages, Tenant's property and Trade Fixtures and any other award that would not reduce the award payable to Landlord.

Section 8. Assignment and Subletting.

8.1 Assignment and Subletting.

(A) **Permitted Without Consent**. Tenant shall have the right to assign its interest in this Lease or sublet all or a portion of the Premises without obtaining Landlord's consent or approval if (i) such assignment is done in connection with a merger, reorganization, consolidation or other similar transaction involving substantially all of the assets of Tenant, provided the transferee has a tangible net worth equal to or greater than that of Tenant immediately prior to the transfer, or (ii) such assignment or sublease is to anyone that is and remains an Affiliate (defined below) throughout the Lease Term (a "Permitted Transfer"). Although Landlord's consent to a Permitted Transfer is not required, such assignment or sublease shall not be permitted unless (i) Tenant provides Landlord with written notice of such event, together with true and complete copies of the documents evidencing such assignment or sublease (including the assignment and sublease documents), along with financial information evidencing the tangible net worth of the transferee, if applicable, not less than thirty (30) days prior to the effectiveness of such assignment or sublease and (ii) such assignment or sublease complies with the provisions of Section 8.1(B)(1), (3), (5) and (6) hereof and (iii) any such sublease also complies with the provisions of Section 8.1(B)(2) hereof. For purposes hereof, an "Affiliate" of any entity shall mean any other entity, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or entity and "control" shall mean the direct or indirect power to direct the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

(B) **Permitted with Consent.** If the provisions of Section 8.1(A) are not applicable, Tenant shall have the right to assign its rights hereunder or sublease all or a part of the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall, by notice in writing, advise Landlord of its desire to, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant's notice), assign this Lease or sublet any part or all of the Premises for the balance or any part of the Lease Term. Tenant's notice ("Transfer Notice") shall request Landlord's consent to such transaction and shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the appropriateness of the assignee or subtenant pursuant to the provisions of this Section 8.1(B). Landlord shall not be deemed to have unreasonably withheld its consent to an assignment or sublease if Landlord's consent is withheld because: (1) an Event of Default then exists hereunder; (2) the proposed use of the Premises, or the portion of the Premises which Tenant proposes to sublease (or the means of ingress thereto and egress therefrom or the remaining portion of the Premises) or any combination of the above, will violate Governmental Regulations, the provisions of Section 1.5 or the terms of any instrument affecting the Real Estate; (3) in the reasonable judgment of Landlord, the proposed subtenant or assignee has a reputation, or is engaged in a business, that would be deleterious to the reputation of the Project or is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (4) the proposed subtenant or assignee is an entity whose density of people per Rentable Square Feet is not reasonably acceptable to Landlord; (5) the proposed subtenant or assignee is a current occupant of the Building or an Affiliate thereof, unless the Building is already then 95% occupied or the subtenant or assignee is taking more space than is otherwise available from Landlord in the Building, or an entity that would result in the Premises or Project being treated as "tax exempt use property" within the meaning of

Section 168(h) of the Internal Revenue Code of 1986, as amended; or (6) the proposed assignment or sublease would result in a prohibited transaction under ERISA (defined in Section 25 below). The foregoing, however, are merely examples of reasons that Landlord may withhold its consent and should not be deemed to be exclusive of any other reasons for reasonably withholding consent, whether similar to or dissimilar from the foregoing examples.

8.2 Tenant to Remain Obligated.

Neither consent by Landlord to any Transfer (defined in Section 8.6 below) nor the occurrence of a Transfer that does not require Landlord's consent, shall operate to relieve Tenant from any covenant, liability or obligation hereunder (whether past, present or future), including, without limitation, the obligation to pay Rent or be deemed to be a consent to any subsequent Transfer. Tenant shall remain liable under this Lease as a principal and not as a surety. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including without limitation, reasonable attorney's fees, incurred in connection with any Transfer requested or made by Tenant.

8.3 Assignee to Assume Obligations.

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder from and after the date of assignment and agree to comply with and be bound by all of the terms, provisions and conditions of this Lease. Such assumption shall be evidenced in a written instrument satisfactory to Landlord, the execution form of which shall be furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant that it shall comply with and be bound by all of the terms, provisions and conditions of this Lease and that it will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

8.4 Change of Control.

Any transfer (including, without limitation, any dissolution, merger, consolidation or other reorganization) of Tenant (but excluding the transfer or exchange of any publicly traded stock) or any issuance, sale, gift, transfer or redemption, of any capital stock of Tenant or other interest in Tenant (whether voluntary, involuntary or by operation of law), or any combination of the foregoing affecting the direct or indirect power to affect the management or policies of Tenant or any direct or indirect change in fifty percent (50%) or more of the ownership interest in Tenant shall constitute a Transfer subject to the provisions of this Section 8.

8.5 Event of Default.

Any Transfer without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute an Event of Default under this Lease without any further notice or cure period.

8.6 Transfers.

Except as specifically set forth above in this Section 8, Tenant shall not, without the prior written consent of Landlord in each instance, which consent may be withheld by Landlord in its sole and absolute discretion: (1) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it; (2) allow to

exist or occur any transfer of or lien upon this Lease or Tenant's interest herein by operation of law or otherwise or (3) sublet all or any portion of the Premises (individually or collectively, all of such items in clauses (1) through (3), are referred to as a "Transfer"). So long as the Tenant is the initially named Tenant, then, in connection with any third party financing of all or substantially all of Tenant's business (and not separate or "one off" financing of the Premises) in which Tenant is collaterally assigning to such lender as security for the performance of Tenant's obligations under such financing, all of its fee title to or leasehold interest in its other offices, Tenant may also collaterally assign its rights under this Lease to such lender provided: (i) no Lender shall, unless consented to by Landlord in its discretion, being entitled to notice from Landlord under this Lease (including any notice of a default by Tenant) nor any cure or grace periods which are in excess of any cure or grace periods provided to Tenant under this Lease, (ii) no Lender shall have any assignment or subleasing rights in excess of those granted to Tenant under this Lease and (iii) any such assignment must be a collateral assignment, in form and substance reasonably acceptable to Landlord.

8.7 Transfer Premium.

Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an additional item of Rent, fifty percent (50%) of all amounts received by Tenant from such assignee or subtenant (minus any market leasing commissions actually paid by Tenant in connection with the assignment or sublease) in excess of the Base Rent and Additional Rent payable by Tenant to Landlord under this Lease. This Section 8.7 shall not apply to Permitted Transfers.

8.8 Recapture Election.

If Tenant requests that Landlord consent to a Transfer other than a Permitted Transfer, Landlord, at its sole option, may elect (a "Recapture Election") to recapture the space covered by the Transfer Notice and terminate this Lease with respect to such recaptured space on the first day of the second calendar month next succeeding receipt of Tenant's Transfer Notice, which election shall be effective unless Tenant elects to withdraw its request for approval of such Transfer by delivering a written notice of such withdrawal to Landlord within ten (10) days after Landlord delivers written notice of Landlord's exercise of the Recapture Election to Tenant. A Recapture Election, if exercised by Landlord, shall be by written notice to Tenant within twenty (20) days of receipt by Landlord of a Transfer Notice. If Landlord exercises a Recapture Election, Landlord may lease the Premises to the sublessee or assignee proposed by Tenant. If this Lease shall be terminated with respect to less than the entire Premises, Base Rent and Additional Rent shall be adjusted on the basis of the square feet retained by Tenant in proportion to the square feet of the Premises prior to such termination and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay 50% of the cost of erecting demising walls and public corridors and making other modifications to physically separate the portion of the Premises remaining subject to the Lease from the rest of the Premises.

Section 9. Signage.

9.1 Building Signage.

Landlord shall install a building directory on which Tenant's name and suite numbers will be identified. The location of such directory shall be determined by Landlord. Landlord shall provide tenant identification on Tenant's main interior ingress and egress door to the Common Areas, either on such door or immediately adjacent thereto, the size, style, color and detail, being consistent with other tenants of the Building. Except as specifically provided above, Tenant shall not install or affix any sign, plague, picture, advertisement, name, notice, lettering or direction on any part of the Project or on any part of the inside of the Premises which can be seen from outside of the Premises, without in each

instance first obtaining the prior written consent of the Landlord, which consent may be granted or withheld in Landlord's sole discretion.

9.2 **Tenant Signage.**

Notwithstanding and in addition to the foregoing, so long as (i) no Event of Default exists under this Lease; and (ii) Think Partnership Inc. actually occupies and operates its business from space in the Building, Tenant shall, at Tenant's sole cost and expense, have the nonexclusive rights to (a) install signage on the exterior of the Building (on either the front of the Building facing South toward Roosevelt Boulevard or the East side of the Building facing the Bayside Bridge) for the purpose of displaying its name and/or corporate logo (which exterior facade sign shall be no larger than seventy-five [75] square feet) (the "Exterior Signage"), and (b) display its name and corporate logo on the free-standing monument sign located within the Project near the intersection of Lightwave Drive and Roosevelt Boulevard (the "Monument Signage"). The Exterior Signage and Tenant's signage located on the Monument Signage (collectively, "Tenant's Signage") shall be subject to the reasonable approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed, as to location, method of installation, lettering, design, material, size, lighting and color scheme prior to installation, shall not interfere with the visibility from the Building and shall conform to all applicable restrictions, zoning and other governmental ordinances, laws and regulations, including the Project's design signage and graphics program, and Tenant shall, at its cost, obtain all required approvals of third parties, if any. Tenant shall, at Tenant's sole cost and expense, maintain Tenant's Signage in good and safe condition and repair and upon the expiration or earlier termination of the Lease, shall remove (x) the Exterior Signage and repair the Building's wall to its original condition and (y) Tenant's signage from the Monument Signage and repair the Monument Signage to its original condition, reasonable wear and tear excepted. If Tenant shall fail to maintain or remove Tenant's Signage, Landlord may do so at Tenant's sole cost and expense and Tenant shall reimburse Landlord upon demand as Additional Rent. Tenant's right to signage under this paragraph shall be personal to Think Partnership Inc. or any successor thereto by way of Permitted Transfer only and contain only its name and/or corporate logo, which Exterior Signage shall be subject to change pursuant to the terms and conditions hereof should Tenant change its logo or in connection with a corporate name change. **Provided, further, Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any and all claims, demands, causes of action or liabilities (including reasonable costs and expenses of defending against any such action) arising or alleged to arise from any act or omission of Tenant or the Tenant Parties, or arising from any injury to person or property occurring during the term of this Lease in any way related or arising from Tenant's installation, use, maintenance, and/or removal of Tenant's Signage.** The cost of installation of the signs shall be borne by Tenant. Tenant acknowledges that Landlord's name and the names and/or logos of other tenants of the Building may appear on the monument sign and/or the exterior facade of the Building.

Section 10. Defaults and Remedies.

10.1 **Events of Default.**

Each of the following shall constitute an event of default (an "Event of Default") hereunder:

(A) **Rent.** If Tenant fails to pay Rent on the date due and such failure continues for a period of ten (10) days after written notice of such failure; provided, however, Landlord shall only be required to give two (2) notices of late payment and opportunity to cure to Tenant in any twelve (12) month period, and a third (3rd) late payment (i.e., not paid by the first of the month) within any twelve (12) month period shall constitute an Event of Default without right of notice or opportunity to cure; or

(B) **Insurance.** If Tenant fails to maintain the insurance required to be maintained by Tenant hereunder and fails to correct such failure to maintain within the time period set forth in Section 4.3 hereof ; or

(C) **Bankruptcy.** One of the following occurs:

(1) Tenant or any guarantor of this Lease commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for Tenant or any guarantor of this Lease or for any substantial part of its respective property, or any such proceeding is commenced against Tenant or any guarantor of this Lease and either remains undismissed for a period of ninety (90) days or results in the entry of an order for relief against Tenant or any guarantor of this Lease which is not fully stayed within sixty (60) days after entry; or

(2) Tenant or any guarantor of this Lease becomes insolvent or bankrupt, does not generally pay its respective debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors; or

(3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest or other property or assets or any property or assets of any guarantor or

(D) **Other Defaults**. If Tenant shall be in default under any other provision of this Lease (other than those specified above) and shall remain so for a period of thirty (30) days after Landlord has provided written notice to Tenant of such default, provided that if any such default cannot reasonably be remedied by Tenant within thirty (30) days after written notice of default, then Tenant shall have such additional time as shall be reasonably necessary to remedy such default (but in no event longer than ninety (90) days), provided that during such time Tenant is continuously and diligently pursuing the remedy necessary to cure such default.

10.2 **Landlord's Remedies.**

Upon the occurrence of an Event of Default, Landlord may:

(A) **Termination of Lease.** Terminate this Lease and Tenant shall pay to Landlord, upon demand, a sum equal to: (i) an accelerated lump sum amount equal to the aggregate amount of Rent owing from the date of such termination through the Expiration Date of the Lease Term, plus Landlord's commercially reasonable estimate of the aggregate expenses of reletting the Premises, which expenses shall include, without limitation, brokerage fees, leasing commissions and tenant concessions incurred or estimated to be incurred by Landlord and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs (collectively, "Reletting Costs"), minus (ii) Landlord's commercially reasonable estimate of the fair rental value of the Premises for the same period (after giving effect to the time needed to relet the Premises), both amounts discounted to present value at the rate at which U.S. Treasuries are then yielding for a term closest to the Expiration Date of the Lease Term;

(B) **Termination of Possession.** Terminate Tenant's right of possession of the Premises without termination of this Lease, re-enter the Premises by summary proceedings or otherwise, expel Tenant and remove all property therefrom, using the level of effort mandated by the laws of the State of where the Premises are located to relet the Premises at market rent and receive the rent therefrom;

provided, however, Tenant shall not be entitled to receive any such rent and shall remain liable for the equivalent of the amount of all Rent reserved herein less the avails of reletting, if any, after deducting therefrom the Reletting Costs. Any and all monthly deficiencies so payable by Tenant pursuant to this clause shall be paid monthly on the date herein provided for the payment of Base Rent and Additional Rent;

(C) **Acceleration of Rent**. Declare all rents and charges due hereunder to be immediately due and payable and thereupon all such amounts due to the end of the term shall thereupon be accelerated; provided, however, such accelerated amounts shall be discounted to their then present value at the rate at which U.S. Treasuries are then yielding for a term closest to the date of acceleration, from the respective dates that such amounts would have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges;

(D) **Application of Amounts Owed to Tenant**. Apply against any amounts owed by Landlord to Tenant, any amounts then due and payable by Tenant to Landlord; or

(E) **Right to Cure**. Landlord may at its option, but shall not in any event be obligated, perform any obligation of Tenant under this Lease and, if Landlord so elects, all costs and expenses incurred by Landlord in performing such obligations, together with interest thereon at the Interest Rate from the date incurred until paid in full, shall be reimbursed by Tenant to Landlord on demand and shall be considered Rent for purposes of this Lease.

10.3 Remedies Cumulative.

Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. To the extent allowed by applicable law, the exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

10.4 Landlord's Defaults and Tenant's Remedies.

Landlord shall not be in default hereunder unless Landlord fails to observe or perform any material covenant, agreement or obligation to be performed by Landlord under this Lease, and such failure continues (subject to the next sentence) for thirty (30) days after written notice thereof by Tenant to Landlord. If any default by Landlord cannot reasonably be remedied within thirty (30) days after Landlord has received written notice of such default from Tenant, then Landlord shall have such additional time as shall be reasonably necessary to remedy such default, provided that during such time Landlord is continuously and diligently pursuing the remedy necessary to cure such default, before Tenant may exercise its rights hereunder. Subject to the terms of Section 12.4, in the event Landlord fails to cure a default as provided above, Tenant shall have the right (so long as no Event of Default exists with respect to Tenant) to exercise such rights and remedies to which it may be entitled at law or in equity upon such default of Landlord except to the extent expressly limited by this Lease; provided, however, that in no event shall Tenant have the right to terminate this Lease, abate or withhold Rent, or to seek consequential, indirect, special, or punitive damages.

Section 11. Covenant of Title and Quiet Enjoyment.

Landlord represents that it has fee simple title to the Real Estate and that it has full right and power to execute this Lease (with any consents, if necessary, having been obtained) and to grant the estate demised herein and that Tenant, on payment of the Rent and performance of the covenants and agreements set forth herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the Lease Term without molestation or hindrance of any person claiming through Landlord.

Section 12. Section 12. Subordination.

12.1 Subordination.

Tenant covenants and agrees with Landlord that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Project or any interest of Landlord therein, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative, and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, however, at Landlord's written request, Tenant shall execute any appropriate certificate or instrument that Landlord may request within ten (10) days after being requested by Landlord to do so. In the event of the enforcement by the ground lessor, the mortgagee, the trustee, the beneficiary or the secured party (any such party being herein referred to as "Interest Holder") under any such ground lease, mortgage, deed of trust or security agreement (such documents being referred to herein as "Mortgage Documents") of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon written request of the Interest Holder or any person or party succeeding to the interest of Landlord as a result of such enforcement, will attorn to and automatically become the tenant of such Interest Holder or successor in interest without any change in the terms or other provisions of this Lease; provided, however, that such Interest Holder or successor in interest shall not be bound by (i) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such Interest Holder or such successor in interest. Upon request by such Interest Holder or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth.

12.2 Non-Disturbance Agreement.

Tenant acknowledges that the Project is currently not subject to any Mortgage Documents. If in the future Landlord executes any Mortgage Documents with respect to the Project, Landlord agrees to use commercially reasonable efforts to obtain from the Interest Holder a non-disturbance agreement with Tenant, in a form satisfactory to the Interest Holder and Tenant, stating that Tenant's right to the continued use and possession of the Premises shall be under the same terms and conditions as set forth in this Lease provided that at such time no Event of Default shall have occurred and be continuing.

12.3 Subordination of Mortgage Documents.

Notwithstanding anything to the contrary set forth in Section 12, above, any Interest Holder may at any time subordinate its lien to this Lease in whole or in part, without any need to obtain Tenant's consent, and without regard to their respective dates of execution, delivery or recordation. In

that event, to the extent set forth in such document, the Interest Holder shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded, prior to the execution, delivery and recordation of the mortgage or deed of trust. In confirmation of such subordination, however, Tenant shall execute any appropriate certificate or instrument that Landlord or the Interest Holder may request within ten (10) days after being requested to do so.

12.4 Security Deposit.

Interest Holder or purchaser shall be responsible for the return of any security deposit and rent voluntarily paid in advance by Tenant only to the extent the security deposit or rent is received by such Interest Holder or purchaser. Under no circumstances shall the Tenant be required to pay a second security deposit to any Interest Holder.

12.5 Notice and Right to Cure.

Tenant shall send by registered or certified mail to any Interest Holder that shall have notified Tenant in writing that it is the holder of such interest in or lien upon the Premises, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but Interest Holder begins to cure within twenty (20) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

Section 13. Indemnification From Third Party Claims.

13.1 Tenant's Indemnity.

Tenant shall indemnify and save Landlord, Landlord's mortgagee, deed of trust trustee and beneficiary and Landlord's ground lessor, if any, and Landlord's agents, contractors, subcontractors, employees, successors and assigns harmless from and against all penalties, claims, costs, demands, damages, losses, expenses (including reasonable attorneys' fees), suits or liabilities of whatsoever nature (collectively, "Claims") brought by third parties (including, without limitation, Tenant's employees, subtenants, licensee, agents, invitees, or contractors) and that arise from (a) Tenant's or its subtenant's, assignee's, agent's, licensee's, contractor's, subcontractor's, concessionaire's or employee's (herein, Tenant and such other parties are collectively referred to as the "Tenant Parties") use and occupancy of the Premises and/or the Project, (b) from any other activity, work or thing done, permitted or suffered by Tenant or the Tenant Parties in or about the Premises and/or the Project, (c) any accident, injury, occurrence or damage in, about or to the Premises and/or (d) the installation, use, operation, maintenance, repair, and/or removal of any Generator or Additional Service Unit. If any such proceeding is filed by a third party (including, without limitation, an employee, subtenant, licensee, agent, invitee, or contractor of Tenant) against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost, by legal counsel selected by Tenant but reasonably satisfactory to Landlord and such indemnified party, if requested by Landlord. In no event shall Tenant be obligated to indemnify Landlord or any of the other parties identified above for any willful misconduct or grossly negligent act or omission of Landlord or such other party.

13.2 Landlord's Indemnity.

Landlord shall indemnify and save Tenant, Tenant's and its agents, contractors, subcontractors, employees successors and assigns harmless from and against all Claims brought by third parties and that arise from Landlord's or its agent's, licensee's, contractor's, subcontractor's, concessionaire's or employee's (herein, Landlord and such other parties are collective referred to as the "Landlord Parties") negligence, recklessness, or willful misconduct in connection with its use, maintenance and occupancy of the Premises and the Project. If any such proceeding is filed by a third party against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord's sole cost if requested by Tenant. In no event shall Landlord be obligated to indemnify Tenant or any of the other parties identified above for any willful misconduct or grossly negligent act or omission of Tenant or such other party.

13.3 Survival.

The provisions of this Section 13 shall survive the expiration or termination of this Lease with respect to any Claims asserted against Landlord or Tenant within any applicable statute of limitations.

Section 14. Surrender.

Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom clean and otherwise in the condition in which the Premises are required to be maintained by the terms of this Lease, reasonable wear and tear and damage by casualty which Tenant is not obligated to restore excepted. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of the combinations to all locks, safes and vaults in the Premises. Tenant shall, at its expense, remove from the Premises on or prior to expiration or earlier termination of this Lease (i) all furnishings, fixtures and equipment situated thereon, (ii) those Alterations and Work that Landlord requires Tenant to remove pursuant to Section 3.3 hereof and (iii) those items of personalty that Tenant brings into the Premises. However, Tenant shall not remove any equipment, conduits, fixtures, water, plumbing, electrical, heating, ventilation, air conditioning, lighting, life safety, sprinkler and sewer service to the Premises, regardless of whether the same were installed by or on behalf of Tenant or Landlord, all of which together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon the expiration or earlier termination of this Lease and shall be conclusively presumed to have been conveyed to Landlord under this Lease via a bill of sale without further payment or credit by Landlord to Tenant. In addition, Tenant shall, at its expense, on or prior to such expiration or earlier termination of this Lease, repair any damage caused by such removal. Any property not so removed that Landlord requires to be removed, may be removed by Landlord and stored and/or retained or sold by Landlord and the cost of such removal, storage and disposition as well as the cost of repairing any damaged caused by such removal, shall be borne by Tenant. Tenant's obligation under this paragraph shall survive the expiration or earlier termination of this Lease with respect to any claims brought by Landlord within one (1) year of such expiration or termination.

Section 15. Hazardous Materials.

15.1 Tenant Covenants.

Tenant covenants that it will, and will cause the Tenant Parties to (i) comply with all Environmental Requirements (as defined in Schedule 1.1) affecting or relating to the Premises or the activities of Tenant or any Tenant Party on or about the Premises or Project, (ii) not use, maintain,

generate, store, treat or dispose of any Hazardous Materials (as defined in Schedule 1.1) in or on the Premises or the Project other than de minimis amounts of materials that are required for the normal maintenance and operation of the Premises for normal office use and that are used, stored and disposed of in accordance with all Environmental Requirements, (iii) clean or remediate in accordance with all Environmental Requirements any Hazardous Materials which may contaminate, or emanate from, any part of the Real Estate, the Premises or the soils, ground water or aquifer under the Real Estate as a result of Tenant's or the Tenant Parties' use or occupancy of the Premises, and (iv) give Landlord prompt notice of any lack of compliance with the provisions of this *Section 15.1* and of any notice Tenant or any Tenant Party receives of alleged violation(s) of any Environmental Requirements.

15.2 Indemnity.

Without limiting the indemnification contained in Section 13 above, Tenant shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord and the Landlord Parties harmless from and against any loss, liability, claim, penalty, demand, damage, suit, liability or expense, including, without limitation, cleanup, engineering and attorneys' fees and expenses that Landlord or such indemnified parties may incur by reason of (1) a violation of the covenants set forth in Section 15.1 above, (2) Tenant's or the Tenant Parties' use, maintenance, generation, storage, treatment or disposal of any Hazardous Materials in, on or under the Project or the Premises, (3) the violation of any applicable Environmental Requirement by Tenant or the Tenant Parties and relating to the Premises or Tenant's or the Tenant Parties' use, occupancy or operation thereof, (4) any claim, demand or cause of action, whether meritorious or not, brought or asserted against Landlord or such indemnified parties, regardless of when brought, which directly or indirectly relates to or arises out of any of the matters indemnified in this Section 15.2 or (5) any investigation or claim of any governmental agency or third party for any actions taken by Tenant or the Tenant Parties on or about the Premises or the Project. Tenant's indemnity obligations under this Section 15.2 shall survive the cancellation or termination of this Lease.

15.3 Site Visits; Observation and Testing.

Landlord shall have the right, but not the obligation, to enter the Premises at reasonable times with prior notice and reasonable frequency for the purposes of determining Tenant's compliance with the provisions of this Section 15.1. All such tests and inspections shall be performed in compliance with all applicable Environmental Regulations. No such visit, observation or testing by Landlord is required to be done, and if done is only done for Landlord's benefit. In no event shall any site visit, observation or testing by Landlord be a representation that Hazardous Materials are or are not present in, on or under the Premises or that there has been or shall be compliance by Tenant with any Environmental Requirements. Landlord shall have no liability for any tests or inspections other than physical damage arising out of Landlord's gross negligence or willful misconduct. Any such damage shall be promptly repaired and restored by Landlord to the condition existing immediately prior to such damage, reasonable wear and tear excepted. All of such testing shall be done at Landlord's cost and expense unless either an Event of Default exists hereunder or such inspection or testing discloses Tenant's non-compliance with this Section 15, in which event the costs and expenses incurred by Landlord shall be paid by Tenant on demand

15.4 Landlord Covenants.

Landlord covenants that it will, and will cause the Landlord Parties to (i) not use, maintain, generate, store, treat or dispose of any Hazardous Materials in or on the Premises or the Project other than de minimis amounts of materials that are required for the normal maintenance and operation of the Premises and the Project and that are used, stored and disposed of in accordance with all

Environmental Requirements and (ii) clean or remediate, to the extent required by Environmental Requirements, any Hazardous Materials which may contaminate, or emanate from, any part of the Real Estate, the Premises or the soils, ground waters or aquifer under the Real Estate as a result of Landlord's or the Landlord Parties use or occupancy of the Premises or the Project.

15.5 Landlord Indemnity.

Without limiting the indemnification contained in Section 13 above, Landlord shall indemnify, defend and hold Tenant and the Tenant Parties harmless from and against any loss, liability, claim, penalty, demand, damage, suit, liability or expense, including without limitation, clean-up, engineering and attorneys' fees and expenses that Tenant or such Tenant's Parties may incur by reason of (1) a violation of a covenant set forth in Section 15.4 above, or (2) Landlord's or the Landlord's Parties use, maintenance, generation, storage, treatment or disposal of any Hazardous Materials in, on or under the Project or the Premises in violation of Environmental Requirements. Landlord's indemnity obligation under this Section 15.5 shall survive the cancellation or termination of this Lease.

Section 16. Holding Over.

If Tenant remains in occupancy of any portion of the Premises after the expiration of the Lease Term, Tenant shall become a tenant at sufferance, without claim of right, upon all terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay Base Rent and Additional Rent at a rate equal to (i) 125% of the rate effective immediately prior to such holdover for the first sixty (60) days of such holdover, and (ii) 200% thereafter. If Tenant holds over for more than sixty (60) days, and if Landlord so elects by notice to Tenant, in Landlord's sole discretion, such holdover shall constitute a renewal of this Lease for a period of one (1) year, at the then current market rate, as determined by Landlord in its reasonable discretion. The foregoing shall not be construed as giving Tenant the right to remain in possession of the Premises after expiration of the Lease Term, and Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant. No acceptance of Rent payable pursuant to this Section 16 by Landlord shall operate as a waiver of Landlord's right to regain possession of the Premises or any other remedy.

Section 17. Landlord's Right to Relocate Tenants

Landlord shall have no right to relocate Tenant and to substitute for the Premises described herein other space in the Building without Tenant's express prior written consent, which Tenant may condition on terms and conditions acceptable to Tenant, in Tenant's sole discretion.

Section 18. Notices

Any notice which either party is required or may desire to give to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by Federal Express or similar generally recognized overnight courier regularly providing proof of delivery, addressed to the parties as set forth below (subject to the right of any party to designate a different address for its receipt of notices hereunder within the 48 contiguous continental United States of America by notice duly given). Any notice so given shall be deemed to have been given as of the first to occur of (i) actual delivery, (ii) if mailed, the third business day after being deposited in the U.S. Mails, proper postage prepaid, addressed as provided above, or (iii) if sent by overnight courier, on the first business day after being delivered to

such courier with all charges for overnight delivery having been prepaid. The parties' notice addresses are as follows:

If to Landlord:	c/o Grosvenor Investment Management U.S. Inc. 1600 Market Street, Suite 1310 Philadelphia, Pennsylvania 19103 Attn: Kathleen M. Hands Telephone: (___)__________ Facsimile: (___)__________
With a copy to:	Hill, Ward & Henderson, P.A. 101 East Kennedy Boulevard Suite 3700 Tampa, Florida 33602 Attn: Scott W. Dibbs Telephone: (813) 221-3900 Facsimile: (813) 221-2900
If to Tenant:	Think Partnership Inc. 15550 Lightwave Drive, Suite 300 Clearwater, Florida 33760 Attn: Vaughn W. Duff, General Counsel Telephone: (___)__________ Facsimile: (___)__________
With a copy to:	Think Partnership Inc. 15550 Lightwave Drive, Suite 300 Clearwater, Florida 33760 Attn: Scott Mitchell, CEO Telephone: (___)__________ Facsimile: (___)__________

Section 19. Broker's Representation.

Landlord has agreed to pay to Colliers Arnold ("**Broker**") real estate brokerage commissions as set forth in separate commission agreements between Landlord and Broker. Landlord and Tenant hereby represent and warrant each to the other that they have not employed any other agents, brokers or other such parties in connection with this Lease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party. The representations and modifications set forth in this Section 19 shall survive the cancellation or termination of this Lease.

Section 20. Estoppel Certificates.

Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications,

that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder and the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a security deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee of Landlord. Any such certificate may be relied upon by Landlord, any successor of Landlord, any mortgagees of Landlord or any prospective purchaser of the Building or the Property.

Section 21. Limitation of Liability.

Any liability of Landlord under this Lease shall be limited solely to Landlord's equity in the Project, and in no event shall personal liability be asserted against Landlord in connection with this Lease, nor shall any recourse be had to any other property or assets of Landlord or against any property or assets of any of Landlord's Parties. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, and Tenant shall look solely to Landlord's successors for performance of such obligations; provided, however, that Landlord's transferee agrees to perform all of Landlord's obligations under this Lease first arising from and after the transfer, as evidenced by an assignment and assumption agreement executed by such transferee.

Section 22. Unrelated Business Income.

If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, as each of the same may be amended, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

Section 23. ERISA.

Tenant represents and warrants that it is not and is not acting on behalf of (i) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. § 2510.3-101 of any such employee benefit plan or plans.

Section 24. Rights Reserved to Landlord.

The following rights, exercisable without notice and without affecting any of Tenant's obligations under this Lease, are all reserved by Landlord: (1) upon reasonable notice, to exhibit the Premises at reasonable hours to prospective purchasers, mortgagees, and ground lessors of the Project and, in the final nine (9) months of the Lease Term, to prospective tenants; (2) to enter the Premises after reasonable notice at reasonable hours (except in the event of an emergency, in which case Landlord may enter at any time and without notice) for reasonable purposes, including inspection, the provision of services and the performance of the obligations of Landlord hereunder; (3) to regulate access to telephone, electrical and other utility lines and closets in the Project and to require use of designated contractors for any work involving access to the same; (4) to approve, in its reasonable discretion and prior to installation, any

shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building; or (5) to approve the weight, size, placement and time and manner of movement within the Premises and the Project of any safe or other heavy article of Tenant's Property, without any liability on account of such approval.

Section 25. Security Deposit.

Concurrent with its execution of this Lease, Tenant shall deposit with Landlord an amount equal to $725,000 (subject to paragraph 9 of Exhibit F) (the "Security Deposit") which sum shall be held by Landlord in an interest bearing account for the benefit of tenant if deposited in cash, as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure of Landlord's damages in the event of a default by Tenant. If at any time during the Lease Term, Tenant fails to pay when due Rent or any other sums owed by Tenant hereunder (after the expiration of applicable notice and cure periods, if any), then Landlord may at its option apply any portion of the Security Deposit to the payment of such overdue sums. If Tenant defaults under any other obligation of Tenant under this Lease (after the expiration of applicable notice and cure periods, if any), then Landlord, at its option, may apply as much of Security Deposit as necessary, to compensate Landlord for loss, cost or damage incurred or sustained by Landlord as the result of such default (including, without limitation, the cost incurred by Landlord to remedy such default). If any portion of the Security Deposit is applied by Landlord as provided herein, Tenant shall, upon demand, remit to Landlord an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to remit such amount within ten (10) days of demand shall constitute an Event of Default under this Lease. Landlord shall remit to Tenant any balance of the Security Deposit remaining at the expiration or termination of the Lease.

In lieu of cash, Tenant may post the Security Deposit as an irrevocable and unconditional standby letter of credit in accordance with the terms and conditions set forth on Exhibit F.

In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer the Security Deposit to such purchaser, in which event Tenant shall look only to the new Landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. If the Security Deposit is in the form of a letter of credit, Tenant shall cooperate with Landlord to have the letter of credit amended or replaced to name the new Landlord as the beneficiary thereunder. If Tenant fails to cause such an amendment to the letter of credit within fifteen (15) days after Landlord's written request therefor, Landlord may draw down the letter of credit and transfer the cash proceeds therefrom to the new Landlord.

Section 26. Other Matters.

26.1 Captions.

Captions of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

26.2 Partial Invalidity.

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.3 Entire Agreement.

All understandings and agreements, oral or written, previously made between the parties are merged into this Lease and this Lease fully and completely expresses the agreement between Landlord and Tenant. Tenant expressly agrees and acknowledges that neither Landlord nor the Landlord Parties has made any representations or warranties concerning the Premises or the Project except those expressly set forth in this Lease and Tenant is not relying on any express or implied representation or warranty except those expressly set forth herein. This Lease cannot be amended or modified except by a written instrument executed by Landlord and Tenant.

26.4 Governing Law.

This Lease shall be governed by and construed in accordance with the internal laws of the State of Florida.

26.5 Successors and Assigns.

Subject to Section 8 and Section 12, the conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

26.6 Waiver.

No failure by either party to exercise, or delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

26.7 Litigation and Arbitration Costs.

In the event of any litigation or arbitration between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys' and paralegals' fees and court costs (whether at trial, on appeal, or in any bankruptcy or other proceeding), incurred by the successful party therein.

26.8 Counterparts.

This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

26.9 Modifications to Lease.

If, in connection with Landlord's obtaining financing for the Project, the proposed lender shall request reasonable modification of this Lease as a condition of such financing, Tenant shall not unreasonably withhold or delay its agreement to such modifications so long as such modifications do not materially increase the obligations or materially and , adversely affect the rights of Tenant under this Lease.

26.10 Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction. Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease.

26.11 Time of the Essence.

Time is of the essence of each provision of this Lease.

26.12 No Presumption Against Drafter.

Landlord and Tenant understand, agree, and acknowledge that this Lease has been freely negotiated by both parties; and in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

26.13 Access.

During non-Business Hours, Landlord may restrict access to the Project and/or to the Building and access shall be gained by use of a key or other device to the outside doors of Project. Landlord may from time to time establish commercially reasonable controls for the purpose of regulating access to and use of the Project; provided, however, Landlord does not warrant the efficacy of any such controls or any personnel, services, procedures or equipment employed to implement such control and Landlord shall not be responsible or liable in any manner for failure of any such personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on or around the Project. Tenant shall abide by all such regulations so established.

26.14 WAIVER OF TRIAL BY JURY:

EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURTS LOCATED IN THE DISTRICT WHERE THE PROJECT IS LOCATED, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

26.15 Areas Excluded From Demise.

The exterior walls of the Premises and the area beneath the finished floor of the Premises as well as the area above the finished ceiling level of the Premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, heating, ventilating, cooling, plumbing, electrical and other systems as well as structural elements leading through or a part of the Premises in locations that will not materially interfere with Tenant's use thereof are hereby reserved unto Landlord. Tenant may not use such space to run Tenant's computer and telephone wiring without Landlord's prior consent, which consent shall not be unreasonably withheld.

this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

26.21 No Recording.

Neither this Lease nor any memorandum thereof shall be recorded in any public records.

26.22 Anti-Terrorism.

Tenant represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this Lease directly or indirectly on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing representation and warranty.

Section 27. Parking.

Landlord grants to Tenant the nonexclusive right of its employees, agents, customers, invitees and licensees to park vehicles, not to exceed one hundred fifty-three (153) unreserved parking spaces, in those areas of the Property designated by the Landlord as parking for the Building, subject to such terms, conditions and regulations as Landlord may reasonably adopt and modify from time to time relative to the parking areas. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of 4.85 parking spaces per 1,000 rentable square feet as established by Landlord from time to time.

Subject to availability, Tenant may request reserved parking spaces be provided by Landlord (the "Reserved Parking Spaces") out of the total Parking spaces provided to Tenant. The first requested Reserved Parking Space shall be at no charge, and any additional Reserved Parking Spaces requested by Tenant and provided by Landlord shall be billed at the rate of Forty Five and No/100 Dollars ($45.00) per space per month, which amount shall automatically increase three percent (3%) per year during each year of the Lease Term. All payments for Reserved Parking Spaces shall be considered additional rent under the Lease.

Section 28. Option to Renew.

28.1 Grant of Option and General Terms.

Provided that (i) this Lease is in full force and effect, and (ii) no Event of Default shall exist under this Lease, either on the date Tenant exercises its Renewal Option (as hereinafter defined) or as of the effective date of a Renewal Term (as hereinafter defined), or would exist but for the pendency of any cure periods provided under Section 10.1 herein, Tenant shall have the option to extend the term of this Lease with respect to the entire Premises (but not a portion thereof) for one (1) additional and consecutive period (the "Renewal Option") of five (5) years (the "Renewal Term"). The Renewal Option shall be subject to all of the terms and conditions contained in the Lease except that (i) the Renewal Rent (as hereinafter defined) for the Renewal Term shall be at the then prevailing Market Rate (as defined

below) on the commencement date of the Renewal Term; and (ii) Landlord shall have no obligation to improve the Premises unless otherwise agreed to by Landlord and Tenant.

28.2 Renewal Rent.

The Renewal Rent for the Renewal Term shall be an amount equal to the prevailing Market Rate on the commencement date of the Renewal Term. As used herein "Market Rate" shall mean the then prevailing market rate for full service base rent for tenants of comparable quality for renewal leases in buildings of comparable size, age, use location and quality in the Tampa Bay Metropolitan Area, taking into consideration the extent of the availability of space as large as the Premises in the marketplace and all other economic terms then customarily prevailing in such renewal leases in said marketplace.

28.3 Determination of Market Rate.

Tenant shall send Landlord a preliminary expression of Tenant's willingness to renew this Lease no earlier than three hundred (300), and no later than two hundred seventy (270) days, prior to the expiration of the initial Term of this Lease ("Renewal Notice"). Tenant and Landlord shall negotiate in good faith to determine and mutually agree upon the Market Rate for the Renewal Term. If Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term, on or before two hundred forty (240) days prior to the commencement of such Renewal Term (the "Negotiation Period"), as evidenced by an amendment to the Lease executed by both Landlord and Tenant, then within ten (10) business days after the last day of the Negotiation Period, Tenant may, by written notice to Landlord (the "Notice of Exercise"), irrevocably elect to exercise such Renewal Option. In order for Tenant to exercise such Renewal Option, Tenant shall send the Notice of Exercise to Landlord stating (i) that Tenant is irrevocably exercising its right to extend the Term pursuant to Section 28; and (ii) Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this Section 28.3, and if applicable, Section 28.4. If Tenant shall fail to deliver the Notice of Exercise for a Renewal Term on or before ten (10) business days after the last day of the applicable Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option. In the event any date referenced in this Section 28.3 falls on a day other than a business day, such date shall be deemed to be the next following business day.

In the event Tenant timely delivers the Notice of Exercise to Landlord for a Renewal Term, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the Renewal Term (the "Final Offers") within ten (10) business days after the last day of the Negotiation Period. If the Market Rate as determined by the lower of the two (2) proposed Final Offers is not more than five percent (5%) below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers.

If the difference between the lower of the two (2) proposed Final Offers is more than five percent (5%) below the higher, then the Market Rate shall be determined by Baseball Arbitration (as hereinafter defined) in accordance with the procedure set forth in Section 28.4.

28.4 Baseball Arbitration.

For all purposes of this Lease, Baseball Arbitration shall follow the following procedures:

(a) Within twenty (20) days after Landlord's receipt of Tenant's Notice of Exercise, Tenant and Landlord shall each select an arbitrator ("Tenant's Arbitrator" and "Landlord's Arbitrator", respectively) who shall be a qualified and impartial person licensed in the State of Florida as an MAI appraiser with at least five (5) years of experience in appraising the type of matters for which they are

called on to appraise hereunder in the Tampa Bay Metropolitan Area.

(b) Landlord's Arbitrator and Tenant's Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord's Arbitrator and Tenant's Arbitrator.

(c) Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in Section 28.2 and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the Market Rate for the Premises as of the commencement of the Renewal Term (the "Arbitrator's Initial Determination") and thereafter select either Landlord's Final Offer or the Tenant's Final Offer, but no other, whichever is closest to the Arbitrator's Initial Determination (the "Final Determination"), such determination to be made within thirty (30) days after the appointment of the third arbitrator. The Arbitrator's Initial Determination, Final Determination and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Market Rate in any other manner. The Final Determination shall be binding upon the parties hereto.

(d) The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination shall be Tenant's Final Offer or by Tenant if the Final Determination shall be Landlord's Final Offer.

(e) If Tenant fails to appoint Tenant's Arbitrator in the manner and within the time specified in this Section 28.4, then the Market Rate for the applicable Renewal Term shall be the Market Rate contained in the Landlord's Final Offer. If Landlord fails to appoint Landlord's Arbitrator in the manner and within the time specified in this Section 28.4 then the Market Rate for the applicable Renewal Term shall be the Market Rate contained in the Tenant's Final Offer. If Tenant's Arbitrator and Landlord's Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in this Section 28.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

28.5 Personal Option.

This Renewal Option is personal with respect to THINK PARTNERSHIP INC. ("Original Tenant") and any successor pursuant to a Permitted Transfer only, including any Affiliate. Any assignment or subletting other than a Permitted Transfer shall automatically terminate Original Tenant's rights under this Section 28.

Section 29. Option to Accelerate Expiration Date

Tenant may modify and accelerate the Expiration Date of the Lease to be the last day of the seventy-fourth (74th) full calendar month following the Commencement Date (the "Accelerated Expiration Date"), so that the Lease Term shall expire on the Accelerated Expiration Date, by (a) providing Landlord with written notice ("Tenant's Termination Notice") on or before the date that is at least nine (9) months prior to the Accelerated Expiration Date (the "Notification Date"), of its intent to modify the Lease Term so that the Lease shall expire as of the Accelerated Expiration Date, and (b) paying concurrently with such notice a fee (the "Termination Fee") in consideration for Landlord's agreement to modify the Lease Term in an amount equal to the aggregate sum of (a) $143,582.96 (i.e., two months' Base Rent during the sixth (6th) Lease Year), (b) two months' of estimated Tenant's Pro Rata Share of Excess Expenses and Excess Taxes, and (c) Landlord's then-unamortized costs (as described

below) with respect to the Premises. Tenant is not entitled to early termination if any Event of Default exists either when Tenant delivers the exercise notice to Landlord or upon the Accelerated Expiration Date, if such Event of Default is related to payment of Rent. As used in this section, Landlord's "then-unamortized costs" means the unamortized balance of the Allowance for Work costs and real estate commissions paid by Landlord in connection with the leasing of the Premises to Tenant. The calculation of Landlord's then-unamortized costs shall be made by (a) taking the total of all such costs, (b) fully amortizing such amount at ten percent (10%) interest per annum from the Extension Commencement Date through the scheduled end of the Term to establish a monthly payment therefor, and (c) calculating the remaining principal balance of such amortized amount as of the Accelerated Expiration Date. Failure of Tenant to provide written notice of its intent to accelerate and pay the Termination Fee on or before the Notification Date shall constitute a waiver of Tenant's right to accelerate the expiration date hereunder. The Termination Fee payable by Tenant hereunder shall not be deemed to be Rent, but rather, shall be a fee paid to Landlord in consideration of Landlord's agreement to permit the acceleration of the expiration date of the Lease Term as provided in this section. Notwithstanding the Tenant's election to accelerate the expiration of the Lease, all of Tenant's obligations, duties and covenants shall continue in full force and effect through the Accelerated Expiration Date, including without limitation, payment of Base Rent and Tenant's Pro Rata Share of Excess Expenses and Excess Taxes.

Section 30. Generator

Tenant may, at its own expense, install a diesel generator (or, if required by Tenant and approved by Landlord, multiple generators), power service feed, and a transfer switch (collectively, the "Generator"). Tenant may, at its own expense, install up to four 10 ton AC DX air conditioning units on the roof the Premises. Tenant may, at its own expense, install a 299KW 480 to 208 VAC step down transformer in the third floor electrical room. Collectively, these additional air conditioning units, generators, and transformer, including any other supplemental ventilating and air conditioning facilities installed by Tenant or supplied by Landlord for Tenant's sole use, are referred to as "Additional Service Units". The exact location and method of installation of any Additional Service Units shall be subject to Landlord's prior approval, in Landlord's sole discretion. Tenant agrees to indemnify and hold harmless Landlord from any loss, claim or damage resulting from any such Additional Service Unit, its operation and leakage of its fuel, except to the extent caused by the gross negligence, recklessness, or willful misconduct of Landlord, its agents, employees or licensees. Except for necessary periodic testing and maintenance, the Generator shall be used only on an emergency basis for Tenant's air conditioning, lighting, and miscellaneous power when the commercial electric power supply to the Premises is disrupted. Tenant shall use reasonable care to secure all transfer and other activating switches to prevent unauthorized use of the Generator. Tenant shall cause the Generator to be serviced and maintained as and when recommended by the manufacturer by a competent, licensed generator maintenance company, approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned. Tenant shall cause load and installation tests to be performed in accordance with the applicable codes, amendments, and ordinances, and shall also perform an annual test in accordance with the requirement of NFPAHO (Emergency and Standby Power Systems) by a qualified testing company with written results of such tests provided to the Landlord. The generator maintenance company shall be insured with comprehensive general liability insurance of not less than $3,000,000.00 combined single limit for both bodily injury and property damage with a Certificate of Insurance evidencing such coverage to be delivered to Landlord prior to the commencement of such service and maintenance. Operation of the Generator for testing and maintenance purposes shall be limited to Saturdays after 1:00 p.m. and prior to 6:00 p.m. unless otherwise consented to or requested by Landlord. Fuel for the Generator may only be delivered on weekdays, except in the event of emergency or as otherwise agreed to by Landlord. Tenant will give Landlord no less than twenty-four (24) hours notice prior to the delivery of fuel for the Generator, except during an emergency. The insurance required to be maintained by Tenant under this Lease shall also insure the Generator. Landlord shall not be obligated to provide any services or repair to

the Additional Service Units. Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's option, either (a) remove the Additional Service Units repairing any damage caused by such removal and restoring the area in which the Additional Service Units were located to its original condition, reasonable wear and tear excepted, or (b) leave the Additional Service Units in place, in good condition consistent with Tenant's repair and maintenance obligations above.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Lease as of the day and year first above written.

WITNESS:

Name: BRENA BISBOLET

Name: Tony D. Matthew

LANDLORD

LIGHTWAVE DRIVE, L.L.C., a Delaware limited liability company

By: Kathleen Handa
Name: KATHLEEN H. HANDA
Title: VP

Date of Execution: August 10 2007

WITNESS:

Name: Melanie FLACKSON

Name: ALAN FELLS Mo

TENANT

THINK PARTNERSHIP INC., a Nevada corporation

By:
Name: STANLEY P. ANTOUK
Title: COO

Date of Execution: August 9, 2007

EXHIBIT A-1

LEGAL DESCRIPTION OF REAL ESTATE

Lot 2, Bayside Concourse, according to the map or plat thereof, recorded in Plat Book 117, Pages 76 and 77, Public Records of Pinellas County, Florida

END OF EXHIBIT A-1

EXHIBIT A-2

FLOOR PLAN OF DEMISED PREMISES


THIRD FLOOR
31,603 RSF
05.04.06
BAYVIEW PAVILION
15550 LIGHTWAVE DRIVE
CLEARWATER, FLORIDA